UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2012

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 1, 2012, ViaSat, Inc. and ViaSat Communications, Inc. (formerly known as WildBlue Communications, Inc.) (collectively, "ViaSat") filed a complaint in the United States District Court for the Southern District of California against Space Systems/Loral, Inc. ("SS/L"). The complaint alleges, among other things, that SS/L infringed certain ViaSat patents and that SS/L breached non-disclosure obligations in certain contracts with ViaSat in connection with the manufacture of satellites by SS/L for customers other than ViaSat. The complaint seeks, among other things, damages (including treble damages with respect to the patent infringement claims) in amounts to be determined at trial and to enjoin SS/L from further infringement of the ViaSat patents and breach of contract.

SS/L and ViaSat have agreed to engage in discussions to resolve the matter and to defer further proceedings in the lawsuit pending the outcome of such discussions.

If the parties are not able to resolve this matter through discussions, SS/L believes that it has meritorious defenses and counterclaims to ViaSat’s claims. SS/L believes that its conduct was consistent with, and in due regard for, any applicable and valid intellectual property rights of ViaSat. Although no assurance can be provided, SS/L does not expect that this matter will have a material adverse effect on its financial position or results of operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

February 2, 2012	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary